EXHIBIT 99.1

Spirit Airlines Announces Record Third Quarter Results:
Adjusted Net Income Increases 130.3 Percent to $57.9 million

MIRAMAR, Fla. (October 30, 2013) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported third quarter 2013 financial results.

•
Adjusted net income for the third quarter 2013 increased 130.3 percent to $57.9 million[1] ($0.79 per diluted share) compared to $25.2 million[1] ($0.35 per diluted share) for the third quarter 2012. GAAP net income for the third quarter 2013 was $61.1 million ($0.84 per diluted share) compared to $30.9 million ($0.43 per diluted share) in the third quarter 2012.

•
Spirit achieved an adjusted pre-tax margin of 20.3 percent[1], the highest quarterly adjusted pre-tax margin in the Company's history. On a GAAP basis, pre-tax margin for the third quarter 2013 was 21.4 percent.

•	Spirit ended the third quarter 2013 with $540 million in unrestricted cash.

•
Spirit's return on invested capital (before taxes and excluding special items) for the last twelve months ended September 30, 2013 was 31.3 percent. See "Calculation for Return on Invested Capital" table below for more details.

“I want to say thanks to our team members that contributed to our strong third quarter results.  It is becoming clear that Spirit's customers understand that our ultra low fares plus optional services offer them a total price that’s tough to beat,” said Ben Baldanza, Spirit's Chief Executive Officer.  “Spirit is known for doing things differently than other air carriers, and we celebrate those differences because they allow us to offer our customers the freedom to pay for only what they value while earning a return for our shareholders.”

Revenue Performance
For the third quarter 2013, Spirit's total operating revenue was $456.6 million, an increase of 33.4 percent compared to the third quarter 2012.

Total revenue per available seat mile (“RASM”) for the third quarter 2013 was 12.55 cents, an increase of 8.9 percent compared to the third quarter 2012 as a result of higher load factors and higher average passenger yields.

Passenger flight segment ("PFS") volume for the third quarter 2013 grew 19.9 percent year over year. Average revenue per PFS for the third quarter 2013 increased 11.3 percent year over year to $135.34 primarily driven by an increase in ticket revenue per PFS.

Cost Performance
Total operating expenses for the third quarter 2013 increased 22.6 percent year over year to $358.8 million on a capacity increase of 22.4 percent.

Spirit reported third quarter 2013 cost per available seat mile excluding special items and fuel (“Adjusted CASM ex-fuel”) of 5.86 cents, a decrease of 2.7 percent year over year, primarily driven by lower aircraft rent and other operating expense per ASM.  During the second quarter 2013, the Company negotiated lease extensions at reduced rates for 14 of its A319 aircraft which was the primary driver of the decrease in aircraft rent per ASM. The decrease in other operating expense per ASM, as compared to the same period in 2012, was primarily driven by the in-sourcing of certain contract work and a decrease in software consulting costs associated with the implementation of the Company’s ERP system.  Partially offsetting the benefit of these items was higher depreciation and amortization expense related to the amortization of an increased number of heavy maintenance events.

Selected Balance Sheet and Cash Flow Items
As of September 30, 2013, Spirit had $540 million in unrestricted cash and cash equivalents, no restricted cash, no debt on its balance sheet, and total shareholders' equity of $724 million.

For the nine months ended September 30, 2013, Spirit incurred capital expenditures of $17.0 million. The Company paid $41.3 million in pre-delivery deposits for future deliveries of aircraft, net of refunds, and recorded an increase of $10.2 million in maintenance deposits, net of reimbursements.

Fleet
In the third quarter 2013, Spirit took delivery of one new A320 aircraft, ending the quarter with 51 aircraft in its fleet.  The Company also took delivery of one new A320 in October 2013 and has two more new A320 aircraft scheduled for delivery by year-end 2013.

Third Quarter 2013 and Other Current Highlights
•Recently added/announced new service between (service start date):

- Dallas/Fort Worth - Phoenix Sky Harbor (10/24/13)
- Phoenix Sky Harbor - Chicago (11/7/13)[2]
- Phoenix Sky Harbor - Denver (11/7/13)[2]
- Minneapolis/St. Paul and Los Angeles (11/7/13)
- Minneapolis/St. Paul and Orlando (11/7/13)[2]
- Minneapolis/St. Paul and Phoenix Sky Harbor (11/7/13)[2]
- Minneapolis/St. Paul and Tampa (11/7/13)[2]

•	Ratified a new five-year contract with its dispatchers which are represented by the Transport Workers Union.

•	Executed an agreement with Pratt and Whitney and IAE for the provision and servicing of engines to power its fleet of A320-family aircraft.

•	Elected H. McIntyre (Mac) Gardner as Chairman of the Board of Directors following the resignation of William A. Franke.

•	Maintained its commitment to offer low fares to its valued customers (average ticket revenue per passenger flight segment for the third quarter 2013 was $82.84).

Investors are urged to read carefully the Company's periodic reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the Company.

Conference Call/Webcast Details
Spirit will conduct a conference call to discuss these results today, October 30, 2013, at 10:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines
Spirit Airlines (NASDAQ: SAVE) empowers customers to save money on air travel by offering ultra low base fares with a range of optional services, allowing customers the freedom to choose only the extras they value. This innovative approach grows the traveling market and stimulates new economic activity while creating new jobs.  Spirit's modern fleet, configuration and other innovations enable Spirit to burn less fuel per seat than competitors, making Spirit one of the most environmentally-friendly U.S. carriers.  Spirit's all-Airbus fleet currently operates approximately 250 daily flights to over 50 destinations in the U.S., Latin America and the Caribbean.  Visit Spirit at www.spirit.com.

End Notes
(1) See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for additional information.
(2) Seasonal service only.

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, announced new service routes and customer savings programs. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company has no intent, nor undertakes any obligation to, publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent Quarterly Reports on Form 10-Q.

Investor Relations Contact:
DeAnne Gabel
Director, Investor Relations
InvestorRelations@spirit.com
954-447-7920

Media Contacts:
Misty Pinson
Director, Corporate Communications
mediarelations@spirit.com
954-628-4827

SPIRIT AIRLINES, INC.
Statement of Operations (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
	2013	2012	Change	2013	2012	Change
Operating revenues:
Passenger	$279,499	$202,181	38.2	$739,515	$594,071	24.5
Non-ticket	177,126	140,136	26.4	494,886	396,049	25.0
Total operating revenues	456,625	342,317	33.4	1,234,401	990,120	24.7

Operating expenses:
Aircraft fuel	144,986	122,016	18.8	411,903	350,974	17.4
Salaries, wages and benefits	66,805	54,413	22.8	192,758	160,556	20.1
Aircraft rent	42,134	37,536	12.2	125,121	106,469	17.5
Landing fees and other rents	22,106	19,060	16.0	61,508	51,240	20.0
Distribution	17,916	14,620	22.5	50,874	43,559	16.8
Maintenance, materials and repairs	16,908	14,211	19.0	43,890	37,254	17.8
Depreciation and amortization	8,475	3,815	122.1	22,403	10,012	123.8
Other operating	38,884	35,253	10.3	110,799	95,862	15.6
Loss on disposal of assets	165	—	na	426	482	na
Special charges (credits)	442	(8,288)	na	488	(8,345)	na
Total operating expenses	358,821	292,636	22.6	1,020,170	848,063	20.3

Operating income	97,804	49,681	96.9	214,231	142,057	50.8

Other (income) expense:
Interest expense	36	10	260.0	140	1,334	(89.5)
Capitalized interest	(36)	(10)	260.0	(140)	(1,334)	(89.5)
Interest income	(87)	(171)	(49.1)	(308)	(766)	(59.8)
Other expense	115	109	5.5	252	236	6.8
Total other (income) expense	28	(62)	na	(56)	(530)	na
Income before income taxes	97,776	49,743	96.6	214,287	142,587	50.3
Provision for income taxes	36,673	18,859	94.5	80,562	53,693	50.0
Net income	$61,103	$30,884	97.8	$133,725	$88,894	50.4
Basic earnings per share	$0.84	$0.43	95.3	$1.84	$1.23	49.6
Diluted earnings per share	$0.84	$0.43	95.3	$1.83	$1.22	50.0

Weighted average shares, basic	72,632	72,427	0.3	72,571	72,367	0.3
Weighted average shares, diluted	73,003	72,658	0.5	72,934	72,581	0.5

(1) Certain prior period amounts have been reclassified to conform to the current year's presentation.

SPIRIT AIRLINES, INC.
Condensed Balance Sheets (1)
(unaudited, in thousands)

	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$540,195	$416,816
Accounts receivable, net	27,838	22,740
Deferred income taxes	14,512	12,591
Other current assets	79,299	95,210
Total current assets	661,844	547,357

Property and equipment:
Flight equipment	5,148	2,648
Ground and other equipment	49,567	43,580
Less accumulated depreciation	(23,202)	(17,825)
	31,513	28,403
Deposits on flight equipment purchase contracts	132,483	96,692
Aircraft maintenance deposits	145,598	122,379
Deferred heavy maintenance	110,514	80,533
Other long-term assets	43,187	44,520
Total assets	$1,125,139	$919,884

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$20,766	$24,166
Air traffic liability	180,735	131,414
Other current liabilities	129,770	121,314
Total current liabilities	331,271	276,894

Long-term deferred income taxes	43,932	33,216
Deferred credits and other long-term liabilities	26,167	27,239
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	513,142	504,527
Treasury stock	(2,257)	(1,151)
Retained earnings	212,877	79,152
Total shareholders’ equity	723,769	582,535
Total liabilities and shareholders’ equity	$1,125,139	$919,884

(1) Certain prior period amounts have been reclassified to conform to the current year's presentation.

SPIRIT AIRLINES, INC.
Condensed Statement of Cash Flows
(unaudited, in thousands)

	Nine Months Ended September 30,
	2013	2012
Net cash provided by operating activities	$173,631	$88,807

Investing activities:
Proceeds from sale of property and equipment	—	14
Proceeds from sale of slots	—	9,060
Pre-delivery deposits for flight equipment, net of refunds	(41,328)	(6,817)
Purchase of property and equipment	(17,028)	(21,711)
Net cash used in investing activities	(58,356)	(19,454)

Financing activities:
Proceeds from options exercised	675	410
Proceeds from sale and leaseback transactions	6,900	12,427
Payments to pre-IPO shareholders pursuant to tax receivable agreement	—	(26,905)
Excess tax benefits from share-based compensation	1,635	1,466
Repurchase of common stock	(1,106)	(936)
Net cash provided by (used in) financing activities	8,104	(13,538)

Net increase in cash and cash equivalents	123,379	55,815
Cash and cash equivalents at beginning of period	416,816	343,328
Cash and cash equivalents at end of period	$540,195	$399,143

Supplemental disclosures
Cash payments for:
Interest	$26	$297
Taxes	$60,942	$39,350

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended September 30,
Operating Statistics	2013	2012	Change
Available seat miles (ASMs) (thousands)	3,637,951	2,972,651	22.4%
Revenue passenger miles (RPMs) (thousands)	3,241,309	2,552,316	27.0%
Load factor (%)	89.1	85.9	3.2 pts
Passenger flight segments (thousands)	3,374	2,814	19.9%
Block hours	60,009	50,159	19.6%
Departures	23,704	20,905	13.4%
Operating revenue per ASM (RASM) (cents)	12.55	11.52	8.9%
Average yield (cents)	14.09	13.41	5.1%
Average ticket revenue per passenger flight segment ($)	82.84	71.85	15.3%
Average non-ticket revenue per passenger flight segment ($)	52.50	49.80	5.4%
Total revenue per passenger flight segment ($)	135.34	121.65	11.3%
CASM (cents)	9.86	9.84	0.2%
Adjusted CASM (cents) (1)	10.00	10.15	(1.5)%
Adjusted CASM ex-fuel (cents) (2)	5.86	6.02	(2.7)%
Fuel gallons consumed (thousands)	45,521	37,761	20.6%
Average economic fuel cost per gallon ($)	3.31	3.26	1.5%
Aircraft at end of period	51	42	21.4%
Average daily aircraft utilization (hours)	12.8	12.8	—%
Average stage length (miles)	956	892	7.2%
Airports served at end of period	54	52	3.8%

	Nine Months Ended September 30,
Operating Statistics	2013	2012	Change
Available seat miles (ASMs) (thousands)	10,185,421	8,388,581	21.4%
Revenue passenger miles (RPMs) (thousands)	8,833,712	7,144,329	23.6%
Load factor (%)	86.7	85.2	1.5	pts
Passenger flight segments (thousands)	9,253	7,776	19.0%
Block hours	170,552	142,779	19.5%
Departures	67,327	58,674	14.7%
Operating revenue per ASM (RASM) (cents)	12.12	11.8	2.7%
Average yield (cents)	13.97	13.86	0.8%
Average ticket revenue per passenger flight segment ($)	79.92	76.40	4.6%
Average non-ticket revenue per passenger flight segment ($)	53.49	50.93	5.0%
Total revenue per passenger flight segment ($)	133.41	127.33	4.8%
CASM (cents)	10.02	10.11	(0.9)%
Adjusted CASM (cents) (1)	9.97	10.20	(2.3)%
Adjusted CASM ex-fuel (cents) (2)	5.96	6.02	(1.0)%
Fuel gallons consumed (thousands)	126,832	106,320	19.3%
Average economic fuel cost per gallon ($)	3.22	3.30	(2.4)%
Average daily aircraft utilization (hours)	12.7	12.8	(0.8)%
Average stage length (miles)	944	902	4.7%

(1)	Excludes unrealized mark-to-market gains and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table below.

(2)
Excludes all components of fuel expense, including realized and unrealized mark-to-market hedge (gains) and losses, and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table below.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of Spirit's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except per share data)	2013	2012
Net income, as reported	$61,103	$30,884
Add: Provision for income taxes	36,673	18,859
Income before income taxes, as reported	97,776	49,743
Pre-tax margin, GAAP	21.4%	14.5%
Add: Unrealized mark-to-market (gains) (1)	(5,655)	(921)
Add special items (2):
Loss on disposal of assets	165	—
Special charges (credits)	442	(8,288)
Income before income taxes, non-GAAP (3)	92,728	40,534
Pre-tax margin, non-GAAP (3)	20.3%	11.8%
Provision for income taxes (4)	34,780	15,368
Adjusted net income, non-GAAP (3)	$57,948	$25,166

Weighted average shares, basic	72,632	72,427
Weighted average shares, diluted	73,003	72,658

Adjusted net income per share, basic	$0.80	$0.35
Adjusted net income per share, diluted	$0.79	$0.35

(1)	Unrealized mark-to-market (gains) are comprised of non-cash adjustments to aircraft fuel expenses.

(2)
Special items include loss on disposal of assets and special charges (credits). Special charges (credits) include: (i) for the three months ended September 30, 2012, recognition of a gain on the sale of four carrier slots at Ronald Reagan National Airport, and (ii) for the three months ended September 30, 2013, offering costs related to the sale of 12.1 million shares of common stock by certain stockholders affiliated with Indigo Partners LLC.

(3)	Excludes unrealized mark-to-market (gains) and special items.

(4)	Assumes same marginal tax rate as is applicable to GAAP net income.

Reconciliation of Adjusted CASM ex-fuel to CASM
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except CASM data in cents)	2013	2012
Total operating expenses, as reported	$358,821	$292,636
Less: Unrealized mark-to-market (gains)	(5,655)	(921)
Less special items:
Loss on disposal of assets	165	—
Special charges (credits)	442	(8,288)
Operating expenses, non-GAAP (1)	363,869	301,845
Less: Economic fuel expense, non-GAAP	150,641	122,937
Operating expenses excluding fuel, non-GAAP (1) (2)	$213,228	$178,908

Available seat miles	3,637,951	2,972,651

CASM (cents)	9.86	9.84
Adjusted CASM (cents) (1)	10.00	10.15
Adjusted CASM ex-fuel (cents) (2)	5.86	6.02

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended
	September 30,
(in thousands)	2013	2012
Operating income, as reported	$97,804	$49,681
Operating margin, GAAP	21.4%	14.5%
Add: Unrealized mark-to-market (gains)	(5,655)	(921)
Add special items:
Loss on disposal of assets	165	—
Special charges (credits)	442	(8,288)
Operating income, non-GAAP (1)	$92,756	$40,472
Operating margin (1)	20.3%	11.8%

(1)	Excludes unrealized fuel hedge (gains) and special items as described in the "Reconciliation of Adjusted Net Income to GAAP Net Income" table above.

(2)
Excludes all components of fuel expense, including realized and unrealized fuel hedge (gains) and losses, and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table above.

The Company's economic fuel cost per gallon differs from GAAP results in that it only includes the cash settlements related to fuel hedge contracts that settled during the period, whereas the GAAP results also include the non-cash mark-to-market impact of all fuel hedge contracts expected to settle in future periods. The Company believes that net fuel hedge adjustments provide management and investors the ability to better assess and compare its performance.
Reconciliation of non-GAAP Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except per gallon data)	2013	2012
Fuel Expense
Aircraft fuel, as reported	$144,986	$122,016
Less: Unrealized mark-to-market (gains) (1)	(5,655)	(921)
Economic fuel expense, non-GAAP	$150,641	$122,937

Fuel gallons consumed	45,521	37,761

Economic fuel cost per gallon, non-GAAP	$3.31	$3.26

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	September 30, 2013
Operating Income	$246,164
Add: Unrealized mark-to-market losses (1)	3,075
Add special items:
Special charges (credits)	383
Loss on disposal of assets	900
Adjustment for Aircraft Rent	162,224
Adjusted Operating Income (2)	$412,746
Tax (37.8%) (3)	156,018
Adjusted Operating Income, after-tax	$256,728
Invested Capital
Total Debt	$—
Book Equity	723,769
Less: Unrestricted Cash	540,195
Add: Capitalized Aircraft Operating Leases (7x Aircraft Rent)	1,135,568
Total Invested Capital	$1,319,142

Return on Invested Capital (ROIC), pre-tax	31.3%
Return on Invested Capital (ROIC), after-tax	19.5%

(1)	Unrealized mark-to-market (gains) and losses are comprised of non-cash adjustments to aircraft fuel expenses.

(2)	Excludes unrealized mark-to-market (gains) and losses and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table above.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended September 30, 2013.

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